Exhibit 4.1

MOLSON COORS BREWING COMPANY, as Issuer

and

THE GUARANTORS NAMED HEREIN, as Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

INDENTURE

Dated as of March 15, 2017

1.900% Senior Notes due 2019
2.250% Senior Notes due 2020

EXHIBIT C	Restricted Legend
EXHIBIT D	DTC Legend
EXHIBIT E	Regulation S Certificate
EXHIBIT F	Rule 144A Certificate
EXHIBIT G	Institutional Accredited Investor Certificate
EXHIBIT H	Certificate of Beneficial Ownership
EXHIBIT I	Temporary Offshore Global Note Legend

v

INDENTURE, dated as of March 15, 2017, between Molson Coors Brewing Company, a Delaware corporation (the “Company”), the Guarantors (as defined herein) party hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $500,000,000 aggregate principal amount of the Company’s 1.900% Senior Notes Due 2019 (the “2019 Initial Notes”) and $500,000,000 aggregate principal amount of the Company’s 2.250% Senior Notes Due 2020 (the “2020 Initial Notes” and, together with the 2019 Initial Notes, the “Initial Notes”) (each of which is being issued as a separate series hereunder), and, if and when issued, any Additional Notes of either series, together with any Exchange Notes of such series issued therefor as provided herein (the “2019 Notes” or the “2020 Notes” and, collectively, the “Notes”).  All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

In addition, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes.  All things necessary to make this Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guarantees, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions.

“Additional Interest” means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

“Additional Debt” means any senior unsecured notes issued by the Company in future capital markets transactions.

“Additional Notes” means any notes of a series issued under this Indenture in addition to the Original Notes of such series, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes of such series, or in all respects except with respect to interest paid or payable on or prior to the first interest payment date after the issuance of such Additional Notes.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or Authenticating Agent, and their permitted successors and assigns.

“Agent Member” means a member of, or a participant in, the Depositary.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

“Authenticating Agent” refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

“bankruptcy default” has the meaning assigned to such term in Section 6.01.

“Below Investment Grade Rating Event” means the Notes of the applicable series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of the Company’s intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the Notes, then such 60-day period shall be extended for such time as the rating of the Notes by any such Rating Agency remains under publicly announced consideration for possible downgrade.

Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“beneficial owner” will be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), as in effect on the date of this indenture.

“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner.

“Board of Directors” means the board of directors of the Company or the executive or any other committee of that board duly authorized to act in respect hereof.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations, units or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit H.

“Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (other than the “Permitted Parties”) is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of the Company’s Voting Stock representing 50% or more of the total voting power of all outstanding classes of the Company’s Voting Stock or has the power, directly or indirectly, to elect a majority of the members of the Company’s board of directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) the Company or one of its Subsidiaries, or (ii) one or more Permitted Parties; or (3) the holders of the Company’s capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms of this Indenture).

Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “beneficial owner.”

For purposes of this definition, “person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the Notes (but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any Permitted Party shall be excluded when determining the members of such “group”), and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the issue date of the Notes.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Code” means the Internal Revenue Code of 1986.

“Commission” means the Securities and Exchange Commission.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article 5.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day-count basis) maturity comparable to the maturity date, in the case of the 2019 Notes, or the Par Call Date, in the case of the 2020 Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the maturity date of the 2019 Notes or the Par Call Date of the 2020 Notes, as applicable.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations or, if only one such Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

“Consolidated Net Tangible Assets” means the consolidated total assets of the Company, including its consolidated subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at 400 South Hope Street, Suite 500, Los Angeles, California 90071, Attention: Corporate Unit.

“Debt” means, with respect to any Person, without duplication,

(1)        indebtedness for money borrowed of such Person, whether outstanding on the date of this indenture or thereafter incurred; and

(2)        indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that (i) in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time and (ii) otherwise the amount of such indebtedness will be the principal amount of such indebtedness.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means the depositary of each Global Note, which initially will be DTC.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit D.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes of the Company of a series issued in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes of such series, in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes of such series (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes of a series to exchange outstanding Notes of such series for Exchange Notes of such series, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Existing Notes” means the 3.95% Series A Notes due 2017 guaranteed by the Company, the 2.25% Notes due 2018 guaranteed by the Company, the 2.75% Notes due 2020 guaranteed by the Company, the 2.84% Notes due 2023 guaranteed by the Company, 3.44% Notes due 2026 guaranteed by the Company, the 2.0% Notes due 2017 issued by the Company, the 1.45% Notes due 2019 issued by the Company, the 2.10% Notes due 2021 issued by the Company, the 3.5% Notes due 2022 issued by the Company, the 3.0% Notes due 2026 issued by the Company, the 5.0% Notes due 2042 issued by the Company, the 4.2% Notes due 2046 issued by the Company or the 1.25% Notes due 2024 issued by the Company.

“Funded Debt” of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of such Person, or (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).

“GAAP” means generally accepted accounting principles in the United States which are in effect on the issue date of the Notes. At any time after the issue date of the Notes, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended  prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“Global Note” means a Note in registered global form without interest coupons.

“Guarantor” means (a) Molson Coors International LP, Molson Canada 2005, Molson Coors International General, ULC, Molson Coors Callco ULC, Coors Brewing Company, Molson Coors Holdco Inc., CBC Holdco LLC, MC Holding Company LLC, CBC Holdco 2 LLC, Newco3, Inc., MillerCoors LLC, CBC Holdco 3, Inc., MillerCoors Holdings LLC, Jacob Leinenkugel Brewing Co., LLC and Coors International Holdco 2, ULC and (b) each of the Company’s future Subsidiaries that guarantees the Notes pursuant to Section 4.07, until in each case, such entity is released as a Guarantor pursuant to Section 10.09.

“Holder” or “Noteholder” means the registered holder of any Note.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Initial Additional Notes” means Additional Notes of a series issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Notes” means the Notes of a series issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

“Initial Purchasers” means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Notes or Additional Notes by the Company.

“interest” in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

“Interest Payment Date” means each March 15 and September 15 of each year, commencing on September 15, 2017.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means the date on which the Original Notes are originally issued under this Indenture.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non-U.S. Person” means a Person that is not a “U.S. person,” as such term is defined in Regulation S.

“Notes” has the meaning assigned to such term in the Recitals.

“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.

“Offer to Purchase” has the meaning assigned to such term in Section 3.03.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officer’s Certificate” means a certificate signed in the name of the Company by any of the Chairman of the Board of Directors, Chief Executive Officer, the President or a Vice President, Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of the Company.

“Offshore Global Note” means a Global Note representing Notes issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

“Original Notes” means the Initial Notes of a series and any Exchange Notes of such series issued in exchange therefor.

“Par Call Date” means February 15, 2020.

“Paying Agent” refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

“Permanent Offshore Global Note” means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

“Permitted Party” means (a) (i) the Adolph Coors, Jr. Trust, (ii) any trustee of such Trust acting in its capacity as such, (iii) any Person that is a beneficiary of such trust on the date hereof, (iv) any other trust or similar arrangement for the benefit of such beneficiaries, (v) the successors of any such  Persons, (vi) any Persons Controlled by such Persons, (vii) Peter H. Coors and Marilyn E. Coors, their estates, their lineal descendants and any other trust for the benefit of such Persons and (viii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person; and (b) (i) Pentland Securities (1981) Inc., a Canadian corporation, (ii) Lincolnshire Holdings Inc., (iii) Nooya Investments Inc., (iv) Eric Molson and Stephen Molson, their spouses, their estates, their lineal descendants and any trusts for the benefit of such Persons (including, as to any common stock of the Company held by it for the benefit of such Persons, the trust established under the Voting and Exchange Trust

Agreement (as defined in the Combination Agreement dated as of July 21, 2004 between the Company and Molson), (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, and (vii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“principal” of any Debt means the principal amount of such Debt, (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

“Principal Property” means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of this indenture or thereafter acquired by the Company or any Restricted Subsidiary which is located within the United States or Canada, other than any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the United States selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Register” has the meaning assigned to such term in Section 2.09.

“Registrar” means a Person engaged to maintain the Register.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

“Regular Record Date” for the interest payable on any Interest Payment Date means the March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Relevant Jurisdiction” means the United States or a political subdivision or taxing authority of, or in, the United States.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Legend” means the legend set forth in Exhibit C hereto.

“Restricted Subsidiary” means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada, and (b) which owns a Principal Property.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification (x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“Securities Act” means the Securities Act of 1933.

“Senior Debt” means, with respect to any Person, Debt of such Person, whether outstanding on the date of this Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Debt shall not include (1) any Debt of such Person owing to any Affiliate of the Company; or (2) any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt of such Person. For purposes of the foregoing and the definition of “Senior Debt,” the phrase “subordinate in right of payment” means debt subordination only and not lien subordination, and accordingly, (i) unsecured debt shall not be deemed to be subordinate in right of payment to secured debt merely by virtue of the fact that it is unsecured, and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among Holders of the same or different issues of debt with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

“Significant Subsidiary” means any Subsidiary of the Company that would be a ‘‘Significant Subsidiary’’ within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such first Person and/or one or more other Subsidiaries of such first Person.

“Temporary Offshore Global Note” means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

“Temporary Offshore Global Note Legend” means the legend set forth in Exhibit I.

“Treasury Rate” means, with respect to any redemption date for any series of Notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

“Trust Indenture Act” means the Trust Indenture Act of 1939.

“U.S. Global Note” means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

“U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

“Voting Stock” of any entity means the class or classes of Capital Stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally on matters to be decided by the stockholders (or other owners) of such entity (including the election of directors), which, for the avoidance of doubt, in the case of the Company as of the date hereof consists of the Class A common stock and the Special Class A voting stock, taken together.

In calculating the amount of Voting Stock owned by a person or group the Voting Stock “beneficially owned” by any Permitted Party shall not be included.

Section 1.02.         Rules of Construction.  Unless the context otherwise requires or except as otherwise expressly provided,

(a)        an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)        “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(c)        all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

(d)        references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and

(e)        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

ARTICLE 2
THE NOTES

Section 2.01.         Form, Dating and Denominations; Legends.  (a) The 2019 Notes and the 2020 Notes and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A-1 and A-2, respectively.  The terms and provisions contained in the form of the Notes annexed as Exhibit A-1 and A-2 constitute, and are hereby expressly made, a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage.  Each Note will be dated the date of its authentication.  The Notes will be issuable in minimum denominations of $2,000 in principal amount and any multiple of $1,000 in excess thereof.

(b)        (i) Except as otherwise provided in paragraph (c), Sections 2.09(b)(iv), 2.10(b)(3), (b)(5) or (c), each Initial Note or Initial Additional Note will bear the Restricted Legend.

(ii)           Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

(iii)          Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

(iv)          Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

(v)           Initial Notes and Initial Additional Notes offered and sold in reliance on any exception under the Securities Act other than Regulation S and Rule 144A will be issued, and upon the request of the Company to the Trustee, Initial Notes offered and sold in reliance on Rule 144A may be issued, in the form of Certificated Notes.

(vi)          Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.

(c)        (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(ii)           if after an Initial Note or any Initial Additional Note is

(x)        sold pursuant to an effective registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer then the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d)        By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with this Indenture and such legend.

Section 2.02.         Execution and Authentication; Exchange Notes; Additional Notes.  (a)  An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

(b)        A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under this Indenture.

(c)        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication.  The Trustee will authenticate and deliver

(i)            Initial 2019 Notes for original issue in the aggregate principal amount not to exceed $500,000,000, and Initial 2020 Notes for original issue in the aggregate principal amount not to exceed $500,000,000,

(ii)           Initial Additional Notes of either series from time to time for original issue in aggregate principal amounts specified by the Company, and

(iii)          Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes of the same series in each case after the following conditions have been met:

(A)            Receipt by the Trustee of an Officers’ Certificate specifying:

(1)        the amount and series of Notes to be authenticated and the date on which the Notes are to be authenticated,

(2)        whether the Notes are to be Initial Notes or, Additional Notes or Exchange Notes,

(3)        in the case of Initial Additional Notes, that the issuance of such Notes does not contravene any provision of Article 4,

(4)        whether the Notes are to be issued as one or more Global Notes or Certificated Notes, and

(5)        other information the Company may determine to include or the Trustee may reasonably request.

(B)            In the case of Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

(C)            In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the Exchange Offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect).  Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

Section 2.03.         Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust.  (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in this Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent.  The Company may act as Registrar or (except for purposes of Article 8) Paying Agent.  In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of this Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights.  The Company initially appoints the Trustee as Registrar and Paying Agent.

(b)        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

Section 2.04.         Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.  Every replacement Note is an additional obligation of the Company and entitled to the benefits of this Indenture.  If required by the Trustee or the Company, security or indemnity must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced.  The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note.  In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a  replacement Note.

Section 2.05.         Outstanding Notes.  (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

(i)            Notes cancelled by the Trustee or delivered to it for cancellation;

(ii)           any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

(iii)          on or after the maturity date or any redemption date or date for purchase of the Notes pursuant to an Offer to Purchase, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

(b)        A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding, (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded).  Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

Section 2.06.         Temporary Notes.  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes.  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes will be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.07.         Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold.  Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company.  The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

Section 2.08.         CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, and the Trustee will use CUSIP numbers or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained  in any notice of redemption or exchange or Offer to Purchase.  The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.09.         Registration, Transfer and Exchange.  (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the “Register”) of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.  Except under the circumstances described in paragraph (b)(iv), the Notes will be issued in global form only.

(b)        (i) Each Global Note will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(ii)           Each Global Note will be delivered to the Trustee as custodian for the Depositary.  Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (A) as set forth in Section 2.09(b)(iv) and (B) transfers of portions thereof in the form of Certificated Notes of the same series may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.10.

(iii)          Agent Members will have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(iv)          If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes of the same series in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled.  If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend.  If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

(c)        Each Certificated Note will be registered in the name of the holder thereof or its nominee.

(d)        A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of the same series of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10.  The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Trustee for the purpose; provided that:

(i)            no transfer or exchange will be effective until it is registered in such Register and

(ii)           the Trustee will not be required (x) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased pursuant to an Offer to Purchase, (y) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or (z) if a redemption or a purchase pursuant to an Offer to Purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase.  Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(iv)).

(e)        (i) Global Note to Global Note.  If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note of the same series, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note.  Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(ii)           Global Note to Certificated Note.  If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note of the same series, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(iii)          Certificated Note to Global Note.  If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note of the same series, the Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(iv)          Certificated Note to Certificated Note.  If a Certificated Note is transferred or exchanged for another Certificated Note of the same series, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

(f)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.10.         Restrictions on Transfer and Exchange.  (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary.  The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b)        Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C
U.S. Global Note	U.S. Global Note	(1)
U.S. Global Note	Offshore Global Note	(2)
U.S. Global Note	Certificated Note	(3)
Offshore Global Note	U.S. Global Note	(4)
Offshore Global Note	Offshore Global Note	(1)
Offshore Global Note	Certificated Note	(5)
Certificated Note	U.S. Global Note	(4)
Certificated Note	Offshore Global Note	(2)
Certificated Note	Certificated Note	(3)

(1)           No certification is required.

(2)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.

(3)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed  Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.  In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(4)                                 The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5)                                 Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note.  If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate or (y) a duly completed Institutional Accredited Investor Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.  If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.

(c)        No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

(i)            after such Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need for current public information; provided that the Company has provided the Trustee with an Officer’s Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) an Opinion of Counsel and any other reasonable certifications and evidence in order to support such certificate; or

(ii)           (x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d)        The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 2.11.         Temporary Offshore Global Notes.  (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

(b)        An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period).  Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note of the same series, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(c)        Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note of the same series, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

(d)        Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Note shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Note or transferred for an interest in another Global Note or a Certificated Note.

ARTICLE 3
REDEMPTION; OFFER TO PURCHASE

Section 3.01.         Optional Redemption.  (a) At any time and from time to time, the Company may redeem all or any portion of (a) the 2019 Notes at any time prior to the maturity date of the 2019 Notes, or (b) the 2020 Notes at any time prior to the Par Call Date in each case on not less than 15 nor more than 60 days’ prior notice sent to Holders of the Notes to be redeemed at a redemption price equal to the greater of:

(i)            100% of the principal amount of the Notes being redeemed; and

(ii)           the sum, as determined by an Independent Investment Banker, of the present values of (a) in the case of the 2019 Notes, the principal amount of the Notes being redeemed and the remaining scheduled payments of interest on such Notes being redeemed through the maturity date of the 2019 Notes, and (b) in the case of the 2020 Notes, the redemption price on the Par Call Date and the remaining scheduled payments of interest on such Notes being redeemed as if the Notes were redeemed on the Par Call Date, in each case (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) computed using a discount rate equal to the Treasury Rate plus (i) 10 basis points in the case of the 2019 Notes and (ii) 15 basis points in the case of the 2020 Notes, in each case, plus accrued and unpaid interest on the principal amount of such Notes being redeemed to, but excluding, the redemption date.

(b)        The 2020 Notes will be redeemable, in whole or in part, at the Company’s option at any time from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

(c)        If money sufficient to pay the redemption price of all of the Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Trustee or paying agent on or before the redemption date and all conditions precedent to redemption are satisfied, then on and after such redemption date, interest will cease to accrue on such series of Notes (or such portion thereof) called for redemption.

Section 3.02.         Method and Effect of Redemption.  (a) If the Company elects to redeem Notes of a series, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers’ Certificate at least 60 days before the redemption date, and in no event less than 15 days prior to the mailing of the notice of redemption (unless a shorter period is satisfactory to the Trustee).  If fewer than all of the Notes of a series are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Notes to be redeemed shall be selected by lot or pursuant to the applicable procedures of the Depositary by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and higher integral multiples of $1,000.  The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption.  Notice of redemption must be sent by the Company, or at the Company’s request by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 15 days but not more than 60 days before the redemption date.

(b)        Notice of any redemption of Notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(c)        The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(i)            such election by the Company to redeem the Notes pursuant to the provisions contained in this Indenture or the terms of the Notes;

(ii)           the redemption date;

(iii)          the redemption price;

(iv)          the place or places where Notes are to be surrendered for redemption;

(v)           any conditions precedent to which such redemption is subject;

(vi)          on the redemption date, subject to any conditions in such notice, the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(vii)         if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued;

(viii)        the paragraph of the Notes and/or provision of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(ix)          if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(d)        Once notice of redemption is sent to the Holders and all conditions, if any, are satisfied, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest.  Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

Section 3.03.         Offer to Purchase.  (a) An “Offer to Purchase” means an offer by the Company to purchase Notes as required by Section 4.06 of this Indenture.  An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders.  The Company will notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

(b)        The offer must include or state the following as to the terms of the Offer to Purchase:

(i)            the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to this Indenture) (the “purchase amount”);

(ii)           the purchase price, including the portion thereof representing accrued interest;

(iii)          an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date;

(iv)          a Holder may tender all or any portion of its Notes, subject to the requirement that any portion of a Note tendered must be in minimum denominations of $2,000 in principal amount and a multiple of $1,000 in excess thereof;

(v)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(vi)          each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(vii)         interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(viii)        on the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date;

(ix)          Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company or the Trustee not later than the close of business on the expiration date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender;

(x)           (A) if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes, and (B) if the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Company will purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in minimum denominations of $2,000 in principal amount and a multiple of $1,000 in excess thereof will be purchased;

(xi)          if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued; and

(xii)         if any Note contains a CUSIP or ISIN number, no representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes.

(c)        Prior to the purchase date, the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officers’ Certificate specifying which Notes have been accepted for purchase.  On the purchase date the purchase price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.  The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)        The Company will comply with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.

ARTICLE 4
COVENANTS

Section 4.01.         Payment of Notes.  (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.  Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase price of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

(b)        An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(c)        The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

(d)        Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder’s registered address.

Section 4.02.         Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.         Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Restricted Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.

Section 4.04.         Limitations on Secured Debt.  (a) If the Company or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee (an “Incurrence”) of any Debt, which Incurrence is secured by a mortgage, pledge or lien (“Mortgage,” provided, however, that in no event shall an operating lease be deemed to constitute a Mortgage) on any Principal Property of the Company or any Subsidiary, or on any Capital Stock of any Restricted Subsidiary, the Company will, or will cause such Subsidiary or Restricted Subsidiary to, secure the Notes of each series equally and ratably (for the avoidance of doubt on such Capital Stock on Principal Property) with (or, prior to) such secured Debt, for so long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to Sale and Leaseback Transactions involving Principal Properties of the Company or any Subsidiary (with the exception of such transactions which are excluded under Section 4.05 hereof), would not, at the time of such incurrence or guarantee, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

(b)        The above restriction will not apply to Debt secured by:

(i)            Mortgages existing on any property prior to the acquisition thereof by the Company or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of this Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

(ii)           Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such

Mortgages shall not apply to any other property of the Company or any Restricted Subsidiary;

(iii)          Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(iv)          Mortgages securing indebtedness owing to the Company or a Guarantor;

(v)           Mortgages existing on the Issue Date;

(vi)          Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(vii)         extensions, renewals or replacements of the Mortgages referred to in this paragraph (other than Mortgages described in clauses (ii) and (iv) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(viii)        Mortgages in connection with Sale and Leaseback Transactions described in Section 4.05(b).

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of Additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.

Section 4.05.         Limitation on Sale and Leaseback Transactions.  (a) Neither the Company nor any Restricted Subsidiary shall enter into any Sale and Leaseback Transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under Section 4.04(a) (and not excluded in Section 4.04(b)) would not, at the time such transaction is entered into, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

(b)        The above restriction shall not apply to, and there shall be excluded from Attributable Debt in any computation under this Section, any Sale and Leaseback Transaction if:

(i)            the transaction is between or among two or more of the Company and the Guarantors;

(ii)           the lease is for a period, including renewal rights, of not in excess of three years;

(iii)          the transaction is with a governmental authority that provides financial or tax benefits;

(iv)          the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Company or the Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(v)           such Sale and Leaseback Transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

Section 4.06.         Repurchase of Notes Upon a Change of Control Triggering Event.  (a) Within 30 days following the occurrence of a Change of Control Triggering Event with respect to a particular series of Notes, or, at the Company’s option, prior to the date of consummation of any Change of Control, but after the public announcement of the pending Change of Control (unless the Company has unconditionally exercised its right to redeem all of the Notes of such series), each Holder of such Notes shall have the right to require the Company to make an Offer to Purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price equal to 101% of the aggregate principal amount of the applicable series of Notes plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase.

(b)        The Company will not be required to make an offer to repurchase the Notes of a series upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

Section 4.07.         Future Guarantors.  The Company shall cause each of its Subsidiaries that guarantees Senior Debt of the Company under (i) the Company’s then-existing primary credit facility, (ii) the Existing Notes and (iii) Additional Debt, after the Issue Date to, within 30 days of any of the events listed in clauses (i), (ii) and (iii) of this Section 4.07, at the same time, execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B pursuant to which such Subsidiary will guarantee payment of any series of Notes on the same terms and conditions as those set forth in Article 11 herein.

Section 4.08.         [Reserved.]

Section 4.09.         Financial Reports.  (a) At any time that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the SEC of such information, documents and reports under such provisions. Documents filed by the Company with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such documents are filed via such system.

(b)        For so long as any of the Notes remain outstanding and constitute “restricted securities” under Rule 144, the Company will furnish to the Holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)        Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.10.         Reports to Trustee.  (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year (and at least once in each 12 month period and at any other reasonable time upon the demand of the trustee) a certificate from an officer of the Company stating that to the best of their knowledge, no default has occurred under this Indenture or, if there has been a default, specifying each such default.

(b)        The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

(c)        The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

ARTICLE 5
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01.         Consolidation, Merger or Sale of Assets.  (a) The Company shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets and a Guarantor shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets, in each case to any Person (other than an existing Guarantor) unless:

(i)            in the case of the Company only, the successor is organized under the laws of the United States, Canada, Switzerland, the United Kingdom, any member of the European Union, any member of the Organisation for Economic Co-operation and Development or the predecessor’s jurisdiction of organization, or any state, province or division thereof, or the District of Columbia,

(ii)           such successor assumes, by a supplemental indenture in the form of Exhibit B hereto, executed and delivered to the Trustee all the obligations of the Company or such Guarantor with respect to the Securities or the related guarantee, as applicable, under this Indenture, and

(iii)          after giving effect to such transaction, no Default or Event of Default under this Indenture will have occurred and be continuing, it being understood that any obligation to pay additional amounts will be determined mutatis mutandis, by treating any jurisdiction under the laws of which such successor is organized or resident for tax purposes and any political subdivision or taxing authority as therein having the power to tax, as a Relevant Jurisdiction;

(b)        the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such merger, sale or transfer and such supplemental indenture (if any) comply with this Indenture and all provisions applicable to such particular series of Securities; and

(c)        the Company or the Successor Company, as applicable, shall have delivered to the Trustee an Opinion of Counsel that such transaction will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to any Securityholders.

(d)        For purposes of Section 5.01(a), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(e)        In the case of a transaction subject to Section 5.01(a)(i), the Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company except in the case of a lease, shall be released from its obligations under this Indenture and the Securities.

ARTICLE 6
DEFAULT AND REMEDIES

Section 6.01.         Events of Default.  An “Event of Default” occurs with respect to a series of Notes if:

(a)        the Company defaults in the payment of any installment of interest on such series of Notes issued under this Indenture for 30 days after becoming due;

(b)        the Company defaults in the payment of principal (or premium, if any) on such series of Notes issued under this Indenture when due;

(c)        the Company defaults in the performance of any other covenant with respect to such series of Notes continuing for 90 days after notice as provided below;

(d)        payment of any Debt of the Company, the Guarantors or any of the Company’s Significant Subsidiaries in a principal amount exceeding $200 million is accelerated as a result of the failure of the Company, any Guarantor or any of the Company’s Significant Subsidiaries to perform any covenant or agreement applicable to such Debt which acceleration is not rescinded or annulled within 60 days after written notice thereof; or

(e)        the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Company in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of substantially all the property of the Company or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(f)         the commencement by the Company of a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Company to the entry of an order for relief in an involuntary case under any such law, or the consent by the Company to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Company or of substantially all the property of the Company or the making by it of an assignment for the benefit of its creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any action.

Section 6.02.         Acceleration.  (a) If an Event of Default described in clauses (a) through (d) above occurs and is continuing under this Indenture with respect to any series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such

Holders shall, declare the principal of and accrued interest on the Notes of such series to be immediately due and payable.  Upon a declaration of acceleration, such principal and interest will become immediately due and payable.  If a bankruptcy default occurs, the principal of and accrued interest on the Notes of each series then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b)        The Holders of a majority in principal amount of the outstanding Notes of a series by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

(i)            all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes of such series that have become due solely by the declaration of acceleration, have been cured or waived, and

(ii)           the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.03.         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.04.         Waiver of Past Defaults.  Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes of a series may, by notice to the Trustee, waive an existing Default in respect of such series of Notes and its consequences.  Upon such waiver, the Default will cease to exist in respect of such series of Notes, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.         Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Notes of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

Section 6.06.         Limitation on Suits.  A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

(a)        the Holder has previously given to the Trustee written notice of a continuing Event of Default;

(b)        Holders of at least 25% in aggregate principal amount of outstanding Notes of the applicable series have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

(c)        Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)        the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)        during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

Section 6.07.         Rights of Holders to Receive Payment.  Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

Section 6.08.         Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

Section 6.09.         Trustee May File Proofs of Claim.  The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.         Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, including its agents and attorneys, for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.11.         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.12.         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.13.         Rights and Remedies Cumulative.  No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

Section 6.14.         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.15.         Waiver of Stay, Extension or Usury Laws.  The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture.  The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE TRUSTEE

Section 7.01.         Certain Duties and Responsibilities.  The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Notes outstanding of any series, determined as provided in Sections 2.05 and 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such series; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.         Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)        In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).  The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c)        The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(e)        The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f)         The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)        Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(h)        In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)         The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)        The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03.         Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)        “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)        “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.         Trustee’s Disclaimer.  The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company’s use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05.         Notice of Default.  If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default to each Holder of Notes of such series within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of Notes of such series.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.         Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2017, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

Section 7.07.         Compensation and Indemnity.  (a) The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)        The Company will indemnify the Trustee for, and hold it harmless against, any loss, damage, claims, liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c)        To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(e) or Section 6.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.  The provisions of this Section shall survive the termination of this Indenture.

Section 7.08.         Replacement of Trustee.  (a) (i) The Trustee may resign at any time by 30 days’ prior written notice to the Company.

(ii)           The Holders of a majority in principal amount of the outstanding Notes of a series may remove the Trustee in respect of such series by 30 days’ prior written notice to the Trustee.

(iii)          If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(iv)          The Company may remove the Trustee if: (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b)        If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes of the affected series may appoint a successor Trustee with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee.  If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)        Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d)        Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e)        The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.         Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.         Eligibility.  This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.         Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.         Discharge of Company’s Obligations.  (a) Subject to paragraph (b), the Company’s obligations under the Notes of a series and this Indenture (with respect to such series of Notes), and each Guarantor’s obligations under its Note Guaranty with respect to such series of Notes, will terminate if:

(i)            all Notes of such series previously authenticated and delivered (other than (A) destroyed, lost or stolen Notes that have been replaced or (B) Notes that are paid pursuant to Section 4.01 or (C) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

(ii)           (A) the Notes of such series mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B)            the Company irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C)            no Default has occurred and is continuing on the date of the deposit,

(D)            the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(E)            the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b)        After satisfying the conditions in clause (i), only the Company’s obligations under Section 7.07 in respect of such series will survive.  After satisfying the conditions in clause (ii), only the Company’s obligations in respect of such series in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes of such series and this Indenture in respect of such series other than the surviving obligations.

Section 8.02.         Legal Defeasance.  After the deposit referred to in clause (a), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes of a series and this Indenture in respect of such series, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guaranty in respect of such series will terminate, provided the following conditions have been satisfied:

(a)        The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Notes of such series, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b)        No Default has occurred and is continuing on the date of the deposit.

(c)        The Company has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the beneficial owners of the Notes to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of this Indenture, to the same effect as the ruling described in clause (x).

(d)        The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

The Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Notes of such series and this Indenture in respect of such Notes except for the surviving obligations specified above.

Section 8.03.         Covenant Defeasance.  After the deposit referred to in clause (a), the Company’s obligations set forth in Sections 4.04 through 4.07, inclusive and 5.01(a)(iii), and each Guarantor’s obligations under its Note Guaranty, will terminate in respect of the Notes of a series, and clauses (c), (d), (e) and (f) of Section 6.01 will no longer constitute Events of Default in respect of such Notes, provided the following conditions have been satisfied:

(a)        The Company has complied with clauses (a), (b) and (d) of Section 8.02; and

(b)        the Company has delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Notes to be defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under this Indenture will be discharged.

Section 8.04.         Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes of the applicable series in accordance with the Notes and this Indenture.  Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.         Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money.  The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.06.         Reinstatement.  If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.         Amendments Without Consent of Holders.  (a) The Company, the Guarantors (except that with respect to clause (i), (iv) and (x) below, the signatures of the other Guarantors shall not be required) and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

(i)            add Guarantors with respect to the applicable series of Notes, including any Guarantors, or to secure the Notes;

(ii)           add covenants for the protection of the Holders of any series of Notes;

(iii)          add any additional Events of Default;

(iv)          cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture;

(v)           add to or change or eliminate any provision of this Indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(vi)          supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes so long as any such action shall not adversely affect the interests of any Holder of such series of Notes or any other series of debt securities issued thereunder;

(vii)         prohibit the authentication and delivery of additional series of Notes;

(viii)        provide for uncertificated Notes in addition to or in place of certificated Notes subject to applicable laws;

(ix)          make any change to this Indenture that does not adversely affect the rights of any holder of any series of debt securities, including the Notes;

(x)           secure any series of debt securities, including the Notes;

(xi)          evidence the acceptance of appointment by a successor trustee and to add to or arrange any provisions of this Indenture necessary for or to facilitate the administration of the trusts created under this Indenture by more than one trustee;

(xii)         comply with Article 5 of this Indenture;

(xiii)        in the case of subordinated debt securities, make any change to the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

(xiv)        evidence the release of any Guarantor pursuant to the terms of this Indenture;

(xv)         add to, change, or eliminate any of the provisions of this Indenture with respect to one or more series of Notes, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall: (A) neither apply to any series including the Notes, created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such Notes with respect to the benefit of such provision; or (B) become effective only when there is no such prior security outstanding; or

(xvi)        conform this Indenture and/or the Notes to the description of the Notes in the Offering Memorandum applicable to such Notes at the time of initial sale thereof.

Section 9.02.         Amendments with Consent of Holders.  (a) The Company, the Guarantors and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of each series of Notes affected, may add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of such series of Notes so affected. However, the Company may not, without the consent of each Holder of Notes of each series so affected:

(i)            extend the final maturity of such series of Notes;

(ii)           reduce the principal amount (or premium, if any) of such series of Notes;

(iii)          reduce the rate or extend the time of payment of interest on such series of Notes;

(iv)          reduce any amount payable on redemption of such series of Notes or change the time (other than with respect to timing of notices of redemption) at which such series of Notes may be redeemed in accordance with this Indenture;

(v)           impair the right of any Holder of such series of Notes to institute suit for the payment of such series of Notes;

(vi)          reduce the percentage in principal amount of such series of Notes the consent of the Holders of which is required for any such modification;

(vii)         make such series of Notes payable in currency other than that stated in such series of Notes;

(viii)        make any changes in the ranking or priority of such series of Notes that would adversely affect the Holders of such series of Notes;

(ix)          make any change to the guarantees made by any Guarantors that would adversely affect the rights of Holders of such series of Notes; or

(x)           amend the above items or applicable sections of this Indenture providing certain rights to the majority of Holders of such series of Notes.

(b)        The Holders of at least a majority in principal amount of each series affected thereby then outstanding, may (i) amend the definition of Change of Control and (ii) waive compliance by the Company and the Guarantors with any covenant set forth in Article 4.

(c)        An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will send supplemental indentures to Holders upon request.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.         Effect of Consent.  (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of the affected series unless it is of the type requiring the consent of each Holder affected.  If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b)           If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms.  The Trustee may also place an appropriate notation on any Note thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04.         Trustee’s Rights and Obligations.  The Trustee is entitled to receive, and will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any such amendment, supplement or waiver is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is a legal, valid and binding obligation of the Company and the Guarantors and is enforceable against them in accordance with its terms.  If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee.  The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

Section 9.05.         Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10
GUARANTEES

Section 10.01.      The Guarantees.  Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, purchase pursuant to an Offer to Purchase or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company to the Holders or the Trustee under this Indenture.  Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 10.02.      Guaranty Unconditional.  The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a)        any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Indenture or any Note, by operation of law or otherwise;

(b)        any modification or amendment of or supplement to this Indenture or any Note;

(c)        any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Note;

(d)        the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)        any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under this Indenture; or

(f)         any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 10.03.      Discharge; Reinstatement.  Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under this Indenture have been paid in full.  If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 10.04.      Waiver by the Guarantors.  Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 10.05.      Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

Section 10.06.      Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.07.      Limitation on Amount of Guaranty.  Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.  To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 10.08.      Execution and Delivery of Guaranty.  The execution by each Guarantor of this Indenture (or a supplemental indenture in the form of Exhibit B)

evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note.  The delivery of any Note and Notation of Guarantee by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of each Guarantor.

Section 10.09.      Release of Guaranty.  A Guarantor will be automatically released and relieved from all its obligations under its Note Guaranty in the following circumstances:

(a)        upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under this Indenture;

(b)        upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under this Indenture; or

(c)        if at any time when no Default has occurred and is continuing with respect to any series of Notes, such Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (i) the Company’s then-existing primary credit facility, (ii) the Existing Notes or (iii) any Additional Debt.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guaranty.

ARTICLE 11
MISCELLANEOUS

Section 11.01.      Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 11.02.      Noteholder Communications; Noteholder Actions.  (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b).  Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

(b)        (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee.  The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(ii)                                  The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

(c)                         Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note.  Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d)                        The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default.  If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.  No act will be valid or effective for more than 90 days after the record date.

Section 11.03.                   Notices.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Notices or communications to a Guarantor will be deemed given if given to the Company.  Any notice to the Trustee will be effective only upon receipt.  In each case the notice or communication should be addressed as follows:

if to the Company:

Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Chief Legal and Corporate Affairs Officer
Fax number: (303) 927-2416

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(b)                        Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC.  Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(c)                         Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04.                   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(a)                        an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                        an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05.                   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a)                        a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)                        a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(c)                         a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                        a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06.                   Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07.                   Governing Law.  This Indenture and the Securities shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of said State.

EACH PARTY HERETO, AND EACH HOLDER OF A SECURITY BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 11.08.                   No Adverse Interpretation of Other Agreements.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.09.                   Successors.  All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10.                   Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11.                   Separability.  In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.12.                   Table of Contents and Headings.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13.                   No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or such Guarantor under the Notes, any Note Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

MOLSON COORS INTERNATIONAL LP

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

[Signature Page to USD Indenture]

CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

CBC HOLDCO 3, INC.

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

COORS INTERNATIONAL HOLDCO 2, ULC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Treasurer

[Signature Page to USD Indenture]

NEWCO3, INC.

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MILLERCOORS LLC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

MILLERCOORS HOLDINGS LLC

By:	/s/ Michael J. Rumley
	Name:	Michael J. Rumley
	Title:	Vice President, Treasurer

JACOB LEINENKUGEL BREWING CO., LLC

By:	/s/ Gregory Tierney
	Name:	Gregory Tierney
	Title:	Treasurer

[Signature Page to USD Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Valere Boyd
Name: Valere Boyd
Title: Vice President

[Signature Page to USD Indenture]

EXHIBIT A-1

[FACE OF 2019 NOTE]

[LEGEND]

MOLSON COORS BREWING COMPANY

1.900% Senior Note Due 2019

CUSIP:
ISIN:

No. $

Molson Coors Brewing Company, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                                , or its registered assigns, the principal sum of              DOLLARS ($      ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on March 15, 2019.

[Initial](1) Interest Rate: 1.900% per annum.

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2017.

Regular Record Dates:  March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(1) For Initial Notes or Initial Additional Notes only.

A-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	MOLSON COORS BREWING COMPANY

By:
Name:
Title:

A-2

(Form of Trustee’s Certificate of Authentication)

This is one of the 1.900% Senior Notes Due 2019 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Date:		Authorized Signatory

A-3

[REVERSE SIDE OF NOTE]

MOLSON COORS BREWING COMPANY

1.900% Senior Note Due 2019

1.             Principal and Interest.

The Company promises to pay the principal of this Note on March 15, 2019.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 1.900% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing September 15, 2017.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 15, 2017, between the Company, the guarantors named therein and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed on or prior to the Target Filing Date (as defined in the Registration Rights Agreement), the Exchange Offer Registration Statement has not been declared effective on or prior to the date that is 120 days after the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement (as defined in the Registration Rights Agreement), if required pursuant to Section 2(b)(i) or 2(b)(iii) of the Registration Rights Agreement, has not been declared effective by the Shelf Effective Date (as defined in the Registration Rights Agreement), the interest rate on this Note will increase by a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum.](1)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](1) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].(2)  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate otherwise applicable to the Notes.

(1) Include only for Exchange Note.

(2) For Additional Notes, should be the date of their original issue.

A-1

2.             Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of March 15, 2017 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, on a unsecured basis, as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

A-2

The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver.

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

A-3

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

A-4

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to                   , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

A-5

Signature Guarantee:(3)

By
To be executed by an executive officer

(3) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-6

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in original principal amount) below:

$                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-7

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1) For Global Notes

A-1

EXHIBIT A-2

[FACE OF 2020 NOTE]

[LEGEND]

MOLSON COORS BREWING COMPANY

2.250% Senior Note Due 2020

CUSIP:
ISIN:

No. $

Molson Coors Brewing Company, a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of              DOLLARS ($      ) [or such other amount as indicated on the Schedule of Exchange of Notes attached hereto] on March 15, 2020.

[Initial](2) Interest Rate: 2.250% per annum.

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2017.

Regular Record Dates:  March 1 and September 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(2) For Initial Notes or Initial Additional Notes only.

A-2

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:	MOLSON COORS BREWING COMPANY

By:
Name:
Title:

A-3

(Form of Trustee’s Certificate of Authentication)

This is one of the 2.250% Senior Notes Due 2020 described in the Indenture referred to in this Note.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Date:		Authorized Signatory

A-4

[REVERSE SIDE OF NOTE]

MOLSON COORS BREWING COMPANY

2.250% Senior Note Due 2020

1.             Principal and Interest.

The Company promises to pay the principal of this Note on March 15, 2020.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 2.250% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the March 1 or September 1 immediately preceding the interest payment date) on each interest payment date, commencing September 15, 2017.

[The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated March 15, 2017, between the Company, the guarantors named therein and the Initial Purchasers named therein (the “Registration Rights Agreement”). In the event that the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) has not been filed on or prior to the Target Filing Date (as defined in the Registration Rights Agreement), the Exchange Offer Registration Statement has not been declared effective on or prior to the date that is 120 days after the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement (as defined in the Registration Rights Agreement), if required pursuant to Section 2(b)(i) or 2(b)(iii) of the Registration Rights Agreement, has not been declared effective by the Shelf Effective Date (as defined in the Registration Rights Agreement), the interest rate on this Note will increase by a rate of 0.25% for the first 90 day period after such date and thereafter it will be increased by an additional 0.25% for each subsequent 90 day period that elapses provided that the aggregate increase in such annual interest rate may in no event exceed 0.50% per annum.](1)

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note [or the Note surrendered in exchange for this Note](1) (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date].(2)  Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and interest at the rate otherwise applicable to the Notes.

(1) Include only for Exchange Note.

(2) For Additional Notes, should be the date of their original issue.

2.             Indentures; Note Guaranty.

This is one of the Notes issued under an Indenture dated as of March 15, 2017 (as amended from time to time, the “Indenture”), among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.  The Indenture limits the original aggregate principal amount of the Notes to $500,000,000, but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class.  This Note is guaranteed, on a unsecured basis, as set forth in the Indenture.

3.             Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4.             Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5.             Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable.  If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6.             Amendment and Waiver.

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the outstanding Notes.  Without notice to or the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.

7.             Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8.             Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.             Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to               , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:

Check One

☐            (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

☐            (2) This Note is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

☐            (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:(3)

By
To be executed by an executive officer

(3) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in original principal amount) below:

$                     .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(1)

(1) Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES(1)

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

(1) For Global Notes

EXHIBIT B

SUPPLEMENTAL INDENTURE

dated as of           ,

among

MOLSON COORS BREWING COMPANY,

THE GUARANTORS NAMED HEREIN

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

1.900% Senior Notes due 2019

2.250% Senior Notes due 2020

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of           ,     , among Molson Coors Brewing Company, a Delaware corporation (the “Company”), the Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of March 15, 2017 (the “Indenture”), relating to the Company’s 1.900% Senior Notes due 2019 (the “2019 Notes”) and 2.250% Senior Notes due 2020 (the “2020 Notes” and, together with the 2019 Notes, the “Notes”);

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Guarantors, in accordance with its terms, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

                WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause Subsidiaries to provide Guarantees in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 11 thereof.

Section 3.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6.  The Trustee is not responsible for the sufficiency or validity of this Supplemental Indenture nor for the recitals herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MOLSON COORS BREWING COMPANY, as Issuer

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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EXHIBIT C

RESTRICTED LEGEND

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS IN THE CASE OF RULE 144A NOTES: ONE YEAR AND IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) ONLY (A) TO THE COMPANY, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON U.S. PERSONS IN OFFSHORE TRANSACTIONS IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PURSUANT TO THE INDENTURE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES

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THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

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EXHIBIT D

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT E

Regulation S Certificate

,

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298

Attention: Corporate Trust Administration

Re:	Molson Coors Brewing Company [1.900% Senior Notes due 2019][2.250% Senior Notes due 2020] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 15, 2017 relating to the Notes

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐  A.                       This Certificate relates to our proposed transfer of $     principal amount of Notes issued under the Indenture.  We hereby certify as follows:

1.              The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3.              Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

4.              The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5.              If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐  B.                       This Certificate relates to our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.  We hereby certify as follows:

1.              At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

2.              Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

3.              The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

EXHIBIT F

Rule 144A Certificate

                          ,

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298
Attention: Corporate Trust Administration

Re:	Molson Coors Brewing Company [1.900% Senior Notes due 2019][2.250% Senior Notes due 2020] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 15, 2017 relating to the Notes

Ladies and Gentlemen:

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of          , 20  , which is a date on or since close of our most recent fiscal year.  We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”).  If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.  Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

F-2

EXHIBIT G

Institutional Accredited Investor Certificate

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298
Attention: Corporate Trust Administration

Re:	Molson Coors Brewing Company [1.900% Senior Notes due 2019][2.250% Senior Notes due 2020] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 15, 2017 relating to the Notes

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       Our proposed purchase of $     principal amount of Notes issued under the Indenture.

☐  B.                       Our proposed exchange of $     principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

We hereby confirm that:

1.                        We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.                        Any acquisition of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.                        We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Notes and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Notes.

4.                        We are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction;

provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.                        We acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.                        The principal amount of Notes to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Notes may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Notes or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee.  Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws.  We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that the Notes acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that resales of the Notes are restricted as stated herein and that certificates representing the Notes will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT H

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

Certificate of Beneficial Ownership

To:                             The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298
Attention: Corporate Trust Administration OR

[Name of DTC Participant]

Re:	Molson Coors Brewing Company [1.900% Senior Notes due 2019][2.250% Senior Notes due 2020] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 15, 2017 relating to the Notes

Ladies and Gentlemen:

We are the beneficial owner of $     principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐  A.                       We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐  B.                       We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

Certificate of Beneficial Ownership

To:

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 500
Los Angeles, California 90071
Attention: Corporate Unit
Fax number: (213) 630-6298
Attention: Corporate Trust Administration

Re:	Molson Coors Brewing Company [1.900% Senior Notes due 2019][2.250% Senior Notes due 2020] (the “Notes”) Issued under the Indenture (the “Indenture”) dated as of March 15, 2017 relating to the Notes

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from Institutions appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note issued under the above-referenced Indenture, that as of the date hereof, $     principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such

Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT I

THIS NOTE IS A TEMPORARY GLOBAL NOTE.  PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

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